Exhibit 10.2

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of January 25, 2012 (the “Effective Date”) by and among MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (“Agent”), the Lenders listed on Schedule 1 hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), TRIA BEAUTY, INC., a Delaware corporation (“Tria”) and each other Person that becomes a co-borrower pursuant to Section 6.11 hereof (collectively with Tria, “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions made by the Lenders, and accrued and unpaid interest thereon, and any other amounts due hereunder as and when due in accordance with this Agreement.

2.1.1 Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount equal to Twenty Million Dollars ($20,000,000) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to collectively as the “Term A Loan”). Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Draw Period, to make term loans to Borrower, upon the request of Borrower, in an aggregate amount up to Seven Million Dollars ($7,000,000) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to collectively as the “Term B Loan”; the Term A Loan or the Term B Loan is hereinafter referred to singly as a “Term Loan” and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed.

(b) Repayment.

(i) The Term A Loan. Borrower shall make monthly payments to each Lender in an amount equal to all interest accrued and owing to each Lender in respect of such Lender’s Term A Loan, commencing on the first (1st) Payment Date following the Funding Date of the Term A Loan, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date. Commencing on the Amortization Date and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall repay the Term A Loan in thirty (30) equal installments of principal (it being acknowledged that the final installment amount may be immaterially different than the other installment payments) to each Lender in respect of such Lender’s Pro Rata Share of the Term A Loan. Borrower’s final payment on the Term A Loan, due on the Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term A Loan and all other outstanding Obligations. Once repaid, the Term A Loan may not be reborrowed. The Term A Loan may only be prepaid in accordance with Sections 2.1.1(c) and 2.1.1(d).

(ii) The Term B Loan. Borrower shall make monthly payments to each Lender in an amount equal to all interest accrued and owing to each Lender in respect of such Lender’s Term B Loan, commencing on the first (1st) Payment Date following the Funding Date of the Term B Loan, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date. Commencing on the Amortization Date and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall repay the Term B Loan in thirty (30) equal installments of principal (it being acknowledged that the final installment amount may be immaterially different than the other installment payments) to each Lender in respect of such Lender’s Pro Rata Share of the Term B Loan. Borrower’s final payment on the Term B Loan, due on the Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term B Loan and all other outstanding Obligations. Once repaid, the Term B Loan may not be reborrowed. The Term B Loan may only be prepaid in accordance with Sections 2.1.1(c) and 2.1.1(d).

(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to each Lender or Agent, as applicable, in accordance with its Pro Rata Share (other than with respect to Lender Expenses, which shall be paid to each Lender or Agent, as applicable, entitled thereto), an amount equal to the sum of: (i) all outstanding principal of the Term Loans, all other Obligations and all accrued interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other sums that shall have become due and payable to such Lender or Agent, as applicable, including Lender Expenses and interest accrued at the Default Rate with respect to any past due amounts, if any. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender, the Final Payment in respect of the Term Loans made to Borrower by such Lender.

(d) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay the Term Loans, in whole or in part, which prepayments shall be paid to each Lender or Agent, as applicable, in accordance with its Pro Rata Share (other than with respect to Lender Expenses, which shall be paid to each Lender or Agent, as applicable, entitled thereto); provided Borrower (i) provides written notice to Agent and each Lender of its election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, and (ii) (x) in the case of a prepayment of an entire Term Loan, pays to each Lender or Agent, as applicable, on the date of such prepayment, an amount equal to the sum of: (A) all outstanding principal of such Term Loan and all other Obligations, and all accrued interest thereon through the prepayment date, plus (B) the Final Payment, plus (C) the Prepayment Fee, plus (D) all other sums that shall have become due and payable to such Lender or Agent, as applicable, including Lender Expenses and interest at the Default Rate with respect to any past due amounts, if any, and, (y) in the case of a prepayment of a portion of the Term Loans, pays to each Lender or Agent, as applicable, on the date of such prepayment, an amount equal to the sum of: (A) the amount of the outstanding principal of such Term Loan prepaid and all accrued interest thereon through the prepayment date, plus (B) the Partial Final Payment, plus (C) the Prepayment Fee, plus (D) all other sums that shall have become due and payable to such Lender or Agent, as applicable, including Lender Expenses and interest at the Default Rate with respect to any past due amounts, if any. Borrower shall not make, and no Lender shall accept, any voluntary partial prepayment of any Term Loan on any date unless, concurrently therewith, Borrower shall make voluntary partial prepayments with respect to all of the respective Term Loans of each Lender.

2.2 Intentionally Omitted.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under each Term Loan and all other outstanding Obligations shall accrue interest at a per annum rate equal to the Basic Rate, fixed on the Funding Date of each Term Loan and all other outstanding Obligations shall accrue interest at the highest of the interest rates for the Term Loans. All such interest shall be payable monthly in accordance with Section 2.1(b).

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the respective Term Loans made by each Lender, and all other outstanding Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Agent otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders.

(c) Intentionally Omitted.

(d) Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e) Debit of Accounts. Agent or any of the Lenders may debit any of Borrower’s Deposit Accounts, including the Designated Deposit Account, for principal and interest payments or, following any cure period provided in Section 8.1, any other amounts Borrower owes Agent or the Lenders when due. These debits shall not constitute a set-off.

(f) Payment Date. Unless otherwise provided, interest and principal, if applicable, are payable monthly on the first calendar day of each month (each a “Payment Date”)

2.4 Fees. Borrower shall pay each Lender and, if applicable, Agent:

(a) Final Payment and Partial Final Payment. The Final Payment and the Partial Final Payment, as applicable, with respect to its Term Loans, when due hereunder;

(b) Prepayment Fee. The Prepayment Fee with respect to its Term Loans, when due hereunder; and

(c) Lender Expenses. All Lender Expenses (including reasonable external attorneys’ fees and reasonable, out-of-pocket expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (and in the absence of any other due date specified herein, such Lender Expenses due after the Effective Date shall be due within three (3) Business Days of demand therefor).

2.5 Payments; Application of Payments.

(a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 2:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Agent and the Lenders shall apply the whole or any part of collected funds against the Term Loans, the order and method of such application to be in the sole discretion of Agent or the Lenders, as applicable. Borrower shall have no right to specify the order to which Agent or the Lenders, as applicable, shall allocate or apply any payments required to be made by Borrower to Agent or the Lenders, as applicable, or otherwise received by Agent or the Lenders, as applicable, under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

2.6 Secured Promissory Notes. Each Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.7 Issuance of Warrants to Lenders. Borrower has duly authorized issuance of the Warrants substantially in the form attached hereto as Exhibit E.

2.8 SBIC Acknowledgement. Borrower acknowledges that MidCap has notified Borrower that MidCap is a Federal licensee under the Small Business Investment Act of 1958, as amended.

3	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall consent to or have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to this Agreement, the Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Term Loan Commitment, the Effective Date Warrants and the other Loan Documents required to be executed by Borrower, Agent or the Lenders on the Effective Date;

(b) a payoff letter from SVB;

(c) evidence that (i) the Liens securing the Existing SVB Indebtedness will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or Control Agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(d) the Perfection Certificate of Borrower, together with the duly executed original signatures thereto;

(e) a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(f) a copy of its Registration Rights Agreement/Investors’ Rights Agreement and any amendments thereto;

(g) evidence satisfactory to Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses and cancellation notice to Agent (or endorsements reflecting the same) in favor of Agent, for the ratable benefit of the Lenders;

(h) completed SBA Forms 480, 652 and 1031 by Borrower;

(i) a funds flow and letter of direction executed by a Responsible Officer of Borrower and each Lender; and

(j) payment of the fees and Lender Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) except as otherwise provided in Section 3.5, timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, correct, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that (A) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (B) those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, correct, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date;

(c) a certificate executed by the Secretary of Borrower, certifying that Agent and the Lenders may conclusively rely on such certificate unless and until Borrower shall have delivered to Agent a further certificate canceling or amending such prior certificate, providing verification of the name(s) of the Person(s) authorized to execute the Loan Documents to which Borrower is a party to on behalf of Borrower, together with a sample of the true signature(s) of such Person(s) and attaching (or for delivery of such certificate following the Effective Date, a statement of no change, if applicable) (i) a true, correct, and complete copy Borrower’s board resolutions approving the transactions contemplated by this Agreement and the other Loan Documents to which Borrower is a party to certifying that such resolutions are in full force and effect and authorizing and ratifying the execution, delivery, and performance by Borrower of the Loan Documents to which it is a party and (ii) Borrower’s Operating Documents duly executed.

(d) a certificate of status/good standing of Borrower certified by the Secretary of State for the State of Delaware and, for the Effective Date only, a certificate of foreign qualification from each jurisdiction where Borrower’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below), in each case as of a date no earlier than thirty (30) days prior to the Effective Date or the Funding Date of the Term B Loan, as the case may be;

(e) a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall certify as to certain conditions to the funding of such Term Loan;

(f) with respect to each Term Loan, Borrower shall have delivered Warrants to Agent for each applicable Lender in the form attached hereto as Exhibit E;

(g) no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(h) current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other Liens on the Collateral, other than Permitted Liens (as defined below);

(i) Agent shall have received such other documents, agreements, instruments or information as Agent shall reasonably request; and

(j) in Agent’s sole discretion, there has not been a Material Adverse Change.

3.3 Post-Closing Conditions.

(a) Within five (5) days after the Effective Date, Agent shall have received evidence satisfactory in its reasonable discretion that (i) all amounts on deposit in the Deposit Accounts of Borrower, account numbers 1893962983 and 1893962744, maintained with Comerica Bank shall be transferred to one or more Deposit Accounts of Borrower maintained with SVB and (ii) such Deposit Accounts maintained with Comerica Bank shall be closed;

(b) Within ten (10) days after the Effective Date, Agent shall have received an original amended, restated and consolidated promissory note amending, restating and consolidating any and all loans made by Borrower to a Subsidiary, along with an endorsement in blank in form and substance satisfactory to Agent for such amended, restated and consolidated promissory note;

(c) Within ten (10) days after the Effective Date, Agent shall have received original promissory notes or other written instruments, as applicable, evidencing any and all loans made by Borrower to an employee of Borrower, along with an endorsement in blank in form and substance satisfactory to Agent for each such original promissory or other written instrument;

(d) Within thirty (30) days after the Effective Date, Agent shall have received duly executed original signatures to the Control Agreement with respect to the Collateral Accounts maintained with SVB;

(e) Within thirty (30) days after the Effective Date, Agent shall have received evidence satisfactory in its reasonable discretion that the chain of title evidencing the assignment and ownership of the following Patents and Patent applications of Borrower has been corrected with the United States Patent and Trademark Office: 7,452,356, 7,981,111, US20040176823, US20040176754, US20060009749, US20070032847, US20080310836 and US20090097513;

(f) Within sixty (60) days after the Effective Date, Agent shall have received duly executed original signatures to the Access Agreements in respect of Borrower’s facilities for which Access Agreements are required hereunder;

(g) Within ninety (90) days after the Effective Date, Agent shall have received duly executed original signatures to the Japanese Share Pledge Documents, the U.K. Share Pledge Documents and the Korean Share Pledge Documents; and

(h) Within ninety (90) days after the Effective Date, through dissolution or otherwise, Borrower shall cause Once Again Me to be dissolved or merged into the Borrower; provided, that (i) upon such dissolution or merger, all assets of Once Again Me shall have been transferred to the Borrower (including, without limitation, any amounts on deposit in the Once Again Me Deposit Account) and the Once Again Me Deposit Account shall be closed and (ii) until such time as Once Again Me is dissolved or merged into Borrower, (A) neither Borrower nor any Subsidiary of Borrower shall be permitted to make any Investments or Transfers into Once Again Me, (B) Once Again Me shall not, and Borrower shall not permit Once Again Me to incur any Indebtedness or other liabilities and (C) Once Again Me shall not, and Borrower shall not permit Once Again Me to, conduct any business other than the ownership and maintenance of the Intellectual Property that it owned prior to being acquired by Borrower.

3.4 Covenant to Deliver. Except as otherwise provided in Section 6.13, Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or the Lenders of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Agent’s sole discretion.

3.5 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower must notify Agent (which notice shall be irrevocable) by electronic mail or facsimile no later than 2:00 p.m. Eastern time fifteen (15) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee. Upon receipt of such Payment/Advance Form, Agent shall promptly provide a copy of the same to each Lender. Together with such notice, Borrower shall deliver to Agent an executed Warrant for each applicable Lender, the form of which is attached hereto as Exhibit E. If Borrower satisfies the conditions of funding the Term Loan, each Lender shall disburse such Term Loan according to such Lender’s Term Loan Commitment by transfer to the Designated Deposit Account.

4	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, that, to the extent that Borrower, as a lessee or sublessee under a real property lease, is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease, such leasehold interest shall not be deemed Collateral hereunder; provided, further, that (i) upon termination of such prohibition, such interest and any proceeds and products thereof shall immediately become Collateral without any action by Borrower, Agent or any Lender or (ii) to the extent that such prohibition would be rendered ineffective pursuant to Section 9-407(a) of Article 9 of the Code, such interest and any proceeds and products thereof shall constitute Collateral.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that have priority to Agent’s Liens solely by operation of applicable law and subject, for the following Collateral, to the occurrence of the following (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Code, the completion of the filings with the appropriate filing office, (ii) with respect to any deposit account, commodities account or securities account held at a bank other than Agent, the execution of account control agreements by and among Agent, the owner of the account and the financial institution where such account is maintained, (iii) in the case of letter of credit rights, the execution of a contractual obligation granting control (as “control” is contemplated as a manner of perfection in the applicable sections of the Code) and (iv) in the case of investment property, instruments and chattel paper, the completion of all steps necessary to grant control (as “control” is contemplated as a manner of perfection in the applicable sections of the Code) to Bank over such investment property, instruments and chattel paper. If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. Nothing in this Section 4.2 shall have any effect on the obligations of Borrower under Section 6.12.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s and the Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower and each of its Material Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower has delivered to Agent a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address

(if different than its chief executive office); (e) Except for Borrower’s re-incorporation into Delaware, Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number if an organizational identification number is issued.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any agreement by which Borrower of any of its Subsidiaries or their respective properties is bound, except, in the cases of subsections (ii) or (v) above, as could not be reasonably expected to have a Material Adverse Change. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than (i) the Collateral Accounts described in the Perfection Certificate delivered to Agent in connection herewith, or of which Borrower has given Agent notice and taken such actions as are necessary to give Agent a perfected security interest therein and (ii) the Excluded Accounts described in the Perfection Certificate delivered to Agent in connection herewith.

(b) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral (other than consigned inventory held with Borrower’s customers) with an aggregate value in excess of One Hundred Thousand Dollars ($100,000) shall be maintained at locations other than as provided in the Perfection Certificate (as may be updated from time to time with the written consent of Agent) or as permitted pursuant to Section 7.2.

(c) Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the Ordinary Course of Business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which constitutes Core Intellectual Property is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. Except for claims made in the Palomar Litigation, to Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change.

(d) Except as noted on the Perfection Certificate and any license entered into in connection with the resolution of the litigation, whether by settlement, judgment or otherwise directly relating to the Palomar Litigation, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Intentionally Omitted.

5.4 Litigation. Other than the Palomar Litigation, there are no actions or proceedings pending or, to the knowledge of the Borrower, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements and projections submitted to Agent.

5.6 Solvency. Before and after giving effect to the transactions described in this Agreement, (a) Borrower is not left with unreasonably small capital in relation to its business as presently conducted; (b) the fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities and (c) Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Compliance with Laws; Regulatory Compliance.

(a) Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). As of the Effective Date, except as set forth on Schedule B, neither Borrower nor any Subsidiary of Borrower owns any such margin stock. Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any Laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted, other than such consents, approvals and authorizations, the failure of which to obtain could not reasonably be expected to have a Material Adverse Change.

(b) Neither the Borrower nor, to the knowledge of Borrower, any of its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments or as otherwise disclosed on the Perfection Certificate.

5.9 Tax Returns and Payments; Pension Contributions. Borrower and its Material Subsidiaries have timely filed all federal and material foreign, state and local tax returns and reports, such returns and reports are accurate and complete in all material respects, and Borrower and its Material Subsidiaries have timely paid all federal and material foreign, state and local taxes, assessments, deposits and contributions owed by Borrower, unless (a) such taxes are being contested in good faith by appropriate proceedings promptly and diligently instituted and conducted and (b) Borrower or its applicable Material Subsidiary posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of

Borrower’s prior tax years which could result in additional material taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, in each case, other than such payments which the failure to make could not reasonably be expected to result in liability to Borrower in the aggregate of $250,000 or more or result in a Lien against Borrower or any of its Subsidiaries.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes. A portion of the proceeds of the initial Credit Extension shall be used on the Effective Date to repay in full the Existing SVB Indebtedness.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers

5.13 Products and Required Permits. All Products and all Required Permits are listed in the Perfection Certificate (as updated from time to time in accordance with this Agreement).

6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply, with all Laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent, for the ratable benefit of the Lenders, in the Collateral, other than such Governmental Approvals the failure of which to possess could not reasonably be expected to have a Material Adverse Change. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent upon request by Agent or a Lender.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Agent and the Lenders: (i) as soon as available, but no later than thirty (30) days after the last day of each month, company prepared consolidated and consolidating financial statements covering the consolidated operations of Borrower and its Subsidiaries for such period in the form provided to the

Major Investors of Borrower (which, for the avoidance of doubt, shall include consolidated and consolidating balance sheets, income statements and statements of cash flow) and an accounts receivable aging and account payable aging; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm of national standing selected by Borrower; (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than the earlier of (A) January 31 of each calendar year or (B) seven (7) days after such approval, Borrower’s annual budget and financial projections as approved by Borrower’s Board of Directors, which shall be in the form provided to the Major Investors of Borrower (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt; and (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred and Fifty Thousand Dollars ($250,000) or more or could result in a Material Adverse Change; and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Agent.

(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to Agent, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall allow, at the sole cost of Borrower, Agent and the Lenders, during regular business hours upon reasonable prior notice (except while an Event of Default has occurred and is continuing) up to twice per year, (i) to visit and inspect any of its properties in a reasonable manner, to examine and make abstracts or copies from any of Borrower’s Books, and (ii) to conduct a reasonable collateral audit and analysis of its operations and the Collateral (provided that Borrower shall not be obligated to provide access to or disclose any information that is expressly prohibited to be disclosed by applicable federal or state Law or by a court order or decree; provided, however, that, to the extent that any such court order or decree has been issued pursuant to a consent order requested by the parties to any such litigation such consent order shall include express permission to disclose any such consent order or court order or decree to Agent and Lenders in accordance with this Agreement, including for the avoidance of doubt, Section 12.9) to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of Borrower and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that Borrower shall only be required to make commercially reasonable efforts to include the independent public accountants. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Agent and the Lenders may exercise its rights under this Section 6.2 any number of times per year.

(d) Within ten (10) days of (i) acquiring and/or developing any new Intellectual Property or (ii) entering or becoming bound by any additional license agreement (other than over-the-counter software that is commercially available to the public) and within three (3) days of any other material change in Borrower’s Intellectual Property from that listed on Perfection Certificate, deliver to Agent an updated Perfection Certificate reflecting same. Borrower shall take such commercially reasonable steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents; provided that Borrower shall not be required to obtain such consent or waiver required pursuant to this sentence with respect to any licenses granted in connection with the Palomar Litigation.

(e) If, after the Effective Date, Borrower determines to manufacture, sell, develop, test or market any new Product, Borrower shall give prior written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice), along with a copy of an updated Perfection Certificate; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition in all material respects, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims outside the Ordinary Course of Business or not consistent with past practices.

6.4 Taxes; Pensions. Timely file, and require each of its Material Subsidiaries to timely file, all federal and material foreign, state and local tax returns and reports and timely pay, and require each of its Material Subsidiaries to timely pay, all federal and material foreign state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent and consistent with the general practices of businesses engaged in similar activities in similar geographic areas. All property policies shall have a lender’s loss payable endorsement showing Agent as a lender loss payee and waive subrogation against Agent. All liability policies shall show, or have endorsements showing, Agent as an additional insured. All policies (or their respective endorsements) shall provide that the insurer shall give Agent at least twenty (20) days notice before canceling, materially and adversely amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Agent’s option, be payable to Agent on behalf of the Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property within six (6) months following the receipt of such proceeds; provided that (i) Borrower shall provide written notice to Agent of the occurrence of any such event that results in the receipt of such insurance proceeds and provide subsequent written notice to Agent detailing the amount of the proceeds received and the replacement or repair information relating to such reinvestment and (ii) any such replaced or repaired property (A) shall be of equal or like value as the replaced or repaired Collateral and (B) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest and Borrower shall execute all instruments and take all further action as Agent reasonably requests to perfect Agent’s Lien in such Collateral. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Operating Accounts.

(a) Maintain its and its Credit Party Subsidiaries’ primary operating and other Deposit Accounts and Securities Accounts with SVB.

(b) Provide Agent prompt notice, but in any event within five (5) days, of establishing any Collateral Account at or with any bank or financial institution other than SVB. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than SVB) at or with which any Collateral Account is maintained to, prior to funding any such Collateral Accounts, execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Agent. The provisions of the previous sentence shall not apply to the Excluded Accounts.

6.7 Financial Covenant. Commencing with the month ending December 31, 2011, and continuing as of the last day of each calendar month thereafter, have minimum Net Sales, tested as of the last day of each month for the prior twelve month period of at least the minimum Net Sales agreed upon in writing by the parties hereto.

6.8 Protection of Core Intellectual Property Rights. (i) Protect, defend and maintain the validity and enforceability of its Core Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Core Intellectual Property; and (iii) not allow any Core Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s and the Required Lenders’ written consent.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to Borrower; provided that Borrower and its Subsidiaries shall not be obligated to disclose pursuant to this Section 6.9 any communication covered by attorney client privilege the disclosure of which could cause the Borrower or its Subsidiaries to lose such attorney client privilege; provided, however, that any factual information contained in such attorney-client privileged communication shall be separated therefrom and disclosed to Agent and Lenders.

6.10 Notices of Litigation, Regulatory Matters and Default. Borrower will give prompt written notice to Agent of any litigation or governmental proceedings (including pending or threatened (in writing) against Borrower which could reasonably be expected to have a Material Adverse Change. Borrower shall give prompt written notice to Agent of any notices, communication or other correspondence from or with and Governmental Authority (including the FDA) indicating that (i) such Governmental Authority is conducting an investigation, inspection or review of any of Borrower’s Products or Required Permits, or any facilities and/or processes related thereto (other than routine inspections), (ii) any such investigation, inspection or review referenced in clause (i) has resulted in or disclosed any material deficiencies or violations of Laws and/or any Required Permits, (iii) any Required Permit has been revoked or withdrawn or (iv) such Governmental Authority has ordered or recommended that the development, testing and/or manufacturing of any Product should cease. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon (i) Borrower becoming aware of the existence of any Event of Default or (ii) any Responsible Officer of Borrower becoming aware of the existence of any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, in each case, Borrower shall give written notice to Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.11 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or , to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Agent of the creation or acquisition of such new Subsidiary and take, within ninety (90) days, all such action as may be reasonably required by Agent to cause each such Subsidiary, if such Subsidiary is not a Foreign Subsidiary, to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto). Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each Subsidiary; provided however, that with respect to Foreign Subsidiaries, Foreign Share Pledge Documents will only be required for Tria Japan, Tria Korea, Tria U.K. and any other Foreign Subsidiaries that constitute a Material Subsidiary. To the extent a Foreign Subsidiary becomes a Material Subsidiary following the Effective Date, the Borrower shall have ninety (90) days following the delivery of Borrower’s monthly financial statements to the Agent pursuant to Section 6.2(a)(i) hereof to deliver the Foreign Share Pledge Documents for such Material Subsidiary to the Agent.

6.12 Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Agent, in a timely manner, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a Material Adverse Change, except to the extent that such correspondence, reports, documents or other filings are (i) subject to attorney client privilege and their disclosure could cause the Borrower or its Subsidiaries to lose such attorney client privilege; provided, however, that any factual information contained in such attorney-client privileged communication shall be separated therefrom and disclosed to Agent and Lenders or (ii) expressly prohibited to be disclosed by applicable federal or state Law or by a court order or decree; provided, however, that, to the extent that any such court order or decree has been issued pursuant to a consent order requested by the parties to any such litigation such consent order shall include express permission to disclose any such consent order or court order or decree to Agent and Lenders in accordance with this Agreement, including for the avoidance of doubt, Section 12.9

6.13 Post-Closing Obligations. Borrower shall complete each of the post closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information set forth in Section 3.3, on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent and Lenders.

7	NEGATIVE COVENANTS

Borrower shall not and shall not permit any of its Subsidiaries to do any of the following without the prior written consent of Agent and the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, grant a security interest in or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including without limitation the Intellectual Property and Collateral of Borrower), except for Transfers (a) of Inventory in the Ordinary Course of Business and the payment of cash for services rendered in the Ordinary Course of Business, including by Borrower to a Subsidiary or Affiliate of Borrower, or by a Subsidiary of Borrower to Borrower, another Subsidiary of Borrower or an Affiliate of Borrower, subject at all times, in the case of any such payments made between Borrower and its Subsidiaries and Affiliates to the requirements set forth in Section 7.8; (b) of worn-out or obsolete Equipment; (c) to the extent the same constitutes a Transfer, in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the Intellectual Property of Borrower and its Subsidiaries (i) in the Ordinary Course of Business in connection with joint ventures and corporate collaborations and (ii) in connection with the resolution of the litigation, whether by settlement, judgment or otherwise directly relating to the Palomar Litigation; and, (e) of Intellectual Property that is not Core Intellectual Property that have been approved by Borrower’s Board of Directors (provided that Borrower shall provide Agent prompt notice of any such Transfer).

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in or anticipated to be engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) the Key Person shall cease to be actively engaged in the management of Borrower unless a replacement for the Key Person is approved by Borrower’s Board of Directors and engaged by Borrower within ninety (90) days, or (ii) enter into any transaction or series of related transactions in which a Change in Control occurs. Borrower shall not, without at least five (5) Business Days prior written notice to Agent: (A) change its jurisdiction of organization, (B) change its organizational structure or type, (C) change its legal name, or (D) change any organizational number (if any) assigned by its jurisdiction of organization. Borrower shall not, without providing prompt written notice to Agent, add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property). Borrower shall not, after the Effective Date, store or otherwise deliver any portion of the Collateral (other than consigned inventory held with Borrower’s customers) to a bailee with an aggregate value in excess of One Hundred Thousand Dollars ($100,000) unless such bailee first executes and delivers a bailee agreement in form and substance reasonably satisfactory to Agent.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person except that: (a) Borrower or any of its Subsidiaries shall be permitted to acquire all or substantially all of the capital stock, shares or property of another Person so long as (i)

total cash consideration (which shall include all earn-out payments, deferred purchase price payments and other similar payments) for all such transactions does not in the aggregate exceed One Million Dollars ($1,000,000) in any fiscal year of Borrower; (ii) Borrower, or Borrower’s Subsidiary, as applicable, is the surviving legal entity; (iii) Borrower and Borrower’s Subsidiary is in compliance with Section 6.11 (for the avoidance of doubt, the calculation of the total consideration for transactions referenced in clause (a)(i) shall not include any consideration consisting of the capital stock of Borrower); (iv) Borrower shall give written notice of such proposed acquisition and furnish to Agent and Lenders, in each case, at least fifteen (15) days prior to the consummation thereof (A) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such acquisition) and, at the request of Agent, such other information and documents that Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated and (B) copies of such other agreements, instruments and other documents related to such acquisition as Agent reasonably shall request; (v) such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of such Person; (vi) no Default or Event of Default shall then exist or would exist after giving effect thereto; (vii) there shall be no Indebtedness or liabilities incurred, assumed and/or reflected on a consolidated balance sheet of Borrower and its Subsidiaries after giving effect to such acquisition other than Permitted Indebtedness and (viii) all assets being acquired in connection therewith shall be free and clear of all Liens other than Permitted Liens and (b) any Subsidiary may merge or consolidate into a Credit Party Subsidiary or into Borrower so long as (i) Borrower or such Credit Party Subsidiary, as applicable, shall be the surviving legal entity and (ii) Borrower’s tangible net worth is not thereby reduced; provided that no such transaction shall be permitted unless (X) Borrower has provided Agent with seven (7) Business Days prior written notice of such transaction and (Y) no Event of Default is occurring and is continuing prior thereto or would exist after giving effect to such transaction.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, (b) permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that have priority to Agent’s Liens solely by operation of applicable Law or as otherwise consented to by Agent), (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, (d) except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein, encumbering any of Borrower’s or any Subsidiary’s Intellectual Property or (e) enter or become bound by any Restricted License (other than any license entered into in connection with the resolution of the litigation, whether by settlement, judgment or otherwise, directly relating to the Palomar Litigation or any over-the-counter software that is commercially available to the public).

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof. For the avoidance of doubt, nothing in this Agreement shall prohibit or restrict Deposit Accounts, Securities Accounts or Commodities Accounts held by the Subsidiaries of the Borrower that are Foreign Subsidiaries.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate per fiscal year) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; provided, that, Agent and Lenders agree that consent to any request by Borrower to make additional reasonable Investments for reasonable business purposes in its Subsidiaries whose Shares have been pledged to the Agent for itself and the benefit of the Lenders in accordance with the terms of this Agreement shall not be unreasonably withheld.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and transactions between or among Borrower and one or more of its Subsidiaries that are not otherwise prohibited hereunder.

7.9 Subordinated Debt. Make or permit any payment on any Subordinated Debt or amend or otherwise modify any provision in any document relating to the Subordinated Debt, except as expressly permitted pursuant to the terms of such intercreditor, subordination or other similar agreement that such Subordinated Debt is subject to.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction (as defined in ERISA) to occur, in each cases, which could reasonably be expected to result in liability to Borrower or its Subsidiaries in an aggregate amount of $250,000 or more or result in a Lien against Borrower or any of its Subsidiaries; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Compliance with Anti-Terrorism Laws. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.1(a) (first sentence only), 6.2, 6.4, 6.5, 6.6, 6.7 or 6.12, 6.13 or violates any covenant in Section 7; or

(b) Borrower or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents to which it is party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after Borrower or any of its Subsidiaries becomes aware or should have become aware of the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Intentionally Deleted;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with, or subject to the control of, a Lender or any Affiliate of a Lender, or (ii) a notice of lien, levy or assessment is filed against any of Borrower’s assets by any government agency, in the cases of subclauses (i) and (ii) where the value of any such funds or assets subject to such attachment, notice of lien, levy or assessment is greater than or equal to $250,000 in the aggregate for all such circumstances and the same under subclauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any twenty (20) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower or any Credit Party Subsidiary is a party with a third party or parties, any default (a) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (b) that could have Material Adverse Change;

8.7 Judgments. Except as may be otherwise agreed in writing by the parties hereto on the date of this Agreement or thereafter, one or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, on or before the deadline specified by such order, or if no such deadline is specified, then within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is false or misleading in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing, or any subordination agreement relating to, any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;

8.10 Investor Abandonment. Agent or the Required Lenders determine in their good faith judgment that it is the clear intention of Borrower’s current investors or prospective investors to not continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy its financial obligations as they may become due and payable;

8.11 Change of Control. A Change in Control occurs.

8.12 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change; or

8.13 Lien Priority. Except as permitted by Agent or permitted pursuant to the terms of this Agreement, any Lien created hereunder or by any other Loan Document to which Borrower is a party shall at any time fail to constitute a valid and perfected Lien on substantially all of the Collateral purported to be secured thereby, subject to no prior or equal Lien other than Permitted Liens that have priority to Agent’s Liens solely by operation of applicable law.

9	RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Agent may, and at the direction of the Required Lenders shall, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent (but if an Event of Default described in Section 8.5 occurs all commitments and obligations to advance money or extend credit to Borrower on the part of Agent shall cease and terminate immediately without any action by Agent and/or Lenders);

(c) notify each Lender to stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and the Lenders (but if an Event of Default described in Section 8.5 occurs all commitments and obligations to advance money or extend credit to Borrower on the part of any Lender shall cease and terminate immediately without any action by Agent and/or Lenders);

(d) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s security interest in such funds, and verify the amount of such account;

(e) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(f) apply to the Obligations any (a) balances and deposits of Borrower that Agent or any Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender owing to or for the credit or the account of Borrower;

(g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit;

(h) place a “hold” on any account maintained with a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(i) demand and receive possession of Borrower’s Books;

(j) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(k) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding; and

(l) exercise all rights and remedies available to Agent or any Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5, or fails to pay any premium thereon , or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document to which it is party or fails to pay any maintenance fees, extension fee or other fees or payments payable to any Governmental Authority necessary to continue, maintain, preserve or protect any Intellectual Property of Borrower and its Subsidiaries and/or any rights and remedies of Borrower and its Subsidiaries with respect to such Intellectual Property, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lender Expenses owing to Agent and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s or any Lender’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lender Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. Any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders for purposes of perfecting Agent’s security interest therein. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by Borrower, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement. Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

9.5 Liability for Collateral. So long as Agent complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Agent’s and/or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent, for the benefit of Lenders, thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and/or Lenders, as applicable in accordance with Section 12.17, and then is only effective for the specific instance and purpose for which it is given. Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and Lenders have all rights and remedies provided under the Code, at law or in equity. Agent’s or any Lender’s exercise of one right or remedy or any partial exercise thereof is not an election and shall not preclude any other or further exercise of that or any other right, power or privilege, and Agent’s and Lenders’ waiver of any Event of Default is not a continuing waiver. Agent’s and/or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

9.8 Borrower Liability. If more than one (1) Borrower is party to this Agreement then the following Section 9.8 shall apply. Either Borrower may, acting singly, request Term Loans hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Term Loans hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loans made hereunder and all other Obligations, regardless of which Borrower actually receives said Term Loans, as if each Borrower hereunder directly received all Term Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable Law, and (b) any right to require the Lenders or Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Borrower or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at Law or in equity (including, without limitation, any Law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the addresses, facsimile numbers, or email addresses indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail addresses or facsimile numbers by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	TRIA BEAUTY, INC.
4160 Dublin Blvd, Suite 200
Dublin, CA 94568
Attn: Kevin Appelbaum
Fax: (925) 452-2598
Email: Kevin@TRIABeauty.com

with a copy to:	Ropes & Gray LLP
1900 University Avenue 6th Floor
East Palo Alto, CA 94303
Attn: David Saul
Fax: (650) 566-4232
Email: david.saul@ropesgray.com

If to Agent:	MidCap Financial SBIC, LP
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences
Fax: (301) 941-1450
E-Mail: lviera@midcapfinancial.com

with a copy to:	Midcap Financial, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: General Counsel
Fax: (301) 941-1450
E-Mail: rgoodridge@midcapfinancial.com

If to Lenders: To the address specified on the signature page of such Lender attached hereto.

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California Law governs the Loan Documents without regard to principles of conflicts of Law. Borrower, Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any of the Lenders. Borrower, Agent and each Lender each expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower, Agent and each Lender hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower, Agent and each Lender each hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail at the address set forth in, or subsequently provided by accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal Law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of Law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12	GENERAL PROVISIONS

12.1 Successors and Assigns.

(a) This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s and each Lender’s discretion). Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement (each an “Assignment Agreement”) in form and substance reasonably acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require, which acceptance shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no such assignment shall be effective until it is reflected in the register required by Section 12.1(b) hereof. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(b) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Term Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

12.2 Indemnification.

(a) Borrower agrees to indemnify, defend and hold Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or the Lenders (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by Indemnified Person from, following, or arising from transactions between Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”).

(b) Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds, except, in each case, for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and/or disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

(c) To the extent that the undertaking set forth in this Section 12.2 may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides Borrower and the Lenders with written notice of such correction and allows Borrower and the Lenders at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent, the Lenders and Borrower.

12.6 Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify Agent and the Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of Borrower, the Lenders and Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such person or entity or any of its Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Agent shall use their best efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by Law, regulation, subpoena, or other order (but excluding any requirement or request made by a regulator of Agent or any Lender which is covered by clause (d) of this Section 12.9 set forth below); provided that Agent or such applicable Lender will endeavor to give notice to Borrower in order to permit Borrower to contest such regulation, subpoena or other order; (d) to regulators or as otherwise required in connection with an examination or audit; (e) as Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Agent other than the entities set forth in clause (a) so long as such service providers have executed a confidentiality agreement with the Lenders and Agent with terms no less restrictive than those contained herein. In no event will confidential information include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10 Intentionally Deleted.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable Law, including, without limitation, any state Law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Right of Set Off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent affiliate) or in transit to any of them. Subject to the requirements of Section 9.4, at any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.17 Amendments. Unless otherwise specifically set forth in this Agreement, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and the Required Lenders, provided, however, that

(a) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(b) no such amendment, waiver or modification that would affect the rights and duties of Agent shall be effective without Agent’s written consent or signature;

(c) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.17 or the definitions of the terms used in this Section 12.17 insofar as the definitions affect the substance of this Section 12.17; (F) consent to the assignment, delegation or other transfer by any Borrower or any Guarantor of any of its rights and obligations under any Loan Document or release Borrower or any Guarantor of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Agent securing the Obligations; or (I) amend any of the provisions of Section 12.16. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence; and

(d) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Agent and Lenders pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

12.18 Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Effective Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13	AGENT

13.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan

Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3 Liability of Agent. Except as otherwise provided herein, no Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, Borrower’s Books or any Affiliate thereof.

13.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, expressly stating that such Event of Default exists and describing such default or Event of Default. Agent will promptly notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to an Event of Default as may be directed in writing by the Required Lenders in accordance with Section 9.1; provided, however, that while an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral and payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral, payments to Governmental Authorities to maintain, continue, preserve and protect the Intellectual Property of Borrower and its Subsidiaries and/or the rights and remedies of Borrower and its Subsidiaries with respect thereto. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in taking actions described in this Section 13.5 (including any and all such amounts so paid by Agent) are Lender Expenses owing to Agent and immediately due and payable by the Borrower, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.

13.6 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

13.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify, within thirty (30) days after written demand, each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent, within thirty (30) days after written demand for its ratable share of any costs or out-of-pocket expenses (including Lender Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 13.7 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

13.8 Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity.

13.9 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Borrowers. Following any such assignment, Agent shall give notice to the Lenders and Borrowers. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of , and all the Liens in the Collateral securing the Obligations granted pursuant to this Agreement and the other Loan Documents to and/or held by, the assigning or retiring (or retired) Agent, and the assigning or retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrowers to an assignee or successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the assigning or retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 shall continue in effect for the benefit of such assigning or retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the assigning or retiring Agent was acting

13.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent for itself and the benefit of the Lenders and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 2.4(c). To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

13.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by Agent under any Loan Document (a) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no

Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, (b) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document, or (c) as approved in accordance with Section 12.17. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12 Cooperation of Borrower. If necessary, Borrower agrees to (a) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (b) upon Agent’s reasonable request, make Borrower’s management available, at reasonable times and upon reasonable notice, to meet with Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9 Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

13.13 Once Again Me Letter of Credit Collateral Account. Notwithstanding anything to the contrary contained in that certain Bank Services Pledge Agreement (Cash-Secured) dated as of December 15, 2011, by Borrower in favor of SVB, SVB hereby consents to the security interest granted by Borrower to Agent, for the ratable benefit of the Lenders, in the Once Again Me Letter of Credit Collateral Account pursuant to the terms of this Agreement.

14	DEFINITIONS

14.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location required pursuant to Section 7.2.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

“Agreement” is defined in the preamble hereof.

“Amortization Date” means January 1, 2013.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Goods and Services” means goods sold and/or services rendered by Borrower in the Ordinary Course of Business, in material compliance with all Laws.

“Assignment Agreement” is defined in Section 12.1.

“Basic Rate” means with respect to a Term Loan, the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) nine and thirty six one hundredths percent (9.36%) and (ii) the sum of (a) U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” three (3) Business Days prior to the Funding Date of such Term Loan, plus (b) eight and ninety-five one hundredths percent (8.95%). (In the event Release H.15 is no longer published, Agent shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. and (c) certificates of deposit issued maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Agent. For the avoidance of doubt, the direct purchase by Borrower, co-borrower, or any subsidiary of Borrower of any auction rate securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of auction rate security by Borrower, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower and its Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) the stockholders of Borrower as of the Effective Date cease to own and control all of the economic and voting rights associated with ownership of at least sixty percent (60%) of the outstanding securities of all classes of the Borrower on a fully diluted basis; (b) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower’s then outstanding securities; (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (d) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries, other than, solely with respect to Foreign Subsidiaries, a director’s qualifying shares and shares issued to foreign nationals to the extent required by applicable Law; or, (e) the occurrence of any “change of control” or any term of similar effect under any Subordinated Debt document; provided, that, in the cases of clauses (a), (b) and (c) above, to the extent that such event, transaction or occurrence outlined in clauses (a), (b) and (c), respectively, arise as a direct result of the sale of Borrower’s equity securities in an initial public offering, such event, transaction or occurrence shall not result in Change of Control.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment Percentage” means, as to any Lender, the percentage set forth opposite such Lender’s name on Schedule 1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Core Intellectual Property” means Intellectual Property whether owned or licensed material to Borrower’s and its Subsidiaries’ business, as determined by Agent and the Required Lenders in their reasonable credit judgment.

“Credit Extension” means any Term Loan or any other extension of credit by Agent or the Lenders for Borrower’s benefit under and pursuant to this Agreement.

“Credit Party Subsidiary” is any Subsidiary of Borrower that either (i) becomes a co-borrower hereunder or (ii) guarantees the obligations of the Borrower under this Agreement in accordance with Section 6.11 hereof.

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” means Borrower’s Deposit Account, account number 3300760853, maintained with SVB and over which Agent has been granted control for the ratable benefit of all Lenders.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Agent at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time from the date Borrower provides evidence satisfactory to Agent in its reasonable discretion that Borrower has successfully launched FAN either (i) in the United States or (ii) in both Canada and Europe and, in either case, continuing through the earliest to occur of (a) the Draw Period Termination Date and (b) an Event of Default.

“Draw Period Termination Date” means December 31, 2012.

“Effective Date” is defined in the preamble hereof.

“Effective Date Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date executed by Borrower in favor of each applicable Lender.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies, small business investment companies and commercial finance companies, in each case, which has a rating of BBB or higher from Standard & Poor’s Financial Services LLC or together with its affiliated entities holds loan assets of $750,000,000 or more and (e) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) Borrower, any Guarantor or any of Borrower’s or any Guarantor’s Affiliates or Subsidiaries, (y) any Person who is not capable of lending to Borrower without the imposition of any withholding or similar taxes and (z) any Person that holds any subordinated debt or stock issued by Borrower, any Guarantor or any of Borrower’s or any Guarantor’s Affiliates or Subsidiaries on the date that such Person becomes a Lender (other than any Lender or any Affiliate of any Lender in connection with the Warrants issued hereunder). Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or a Subsidiary’s employees and identified to Agent by Borrower as such, (ii) the Once Again Me Letter of Credit Collateral Account and (iii) any other Deposit Accounts of Borrower held outside the United States as to which Agent and the Lenders may consent in writing in its sole discretion.

“Existing SVB Indebtedness” means the Indebtedness in the original principal amount of $10,000,000 owed by Borrower to SVB pursuant to the Amended and Restated Loan and Security Agreement, dated August 9, 2011, by and among Borrower and SVB as amended

“FAN” means the skin rejuvenation laser product under development as of the date hereof.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) owing to each Lender, with respect to each Term Loan made by such Lender, due on the earlier to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, and (c) the prepayment of an entire Term Loan pursuant to Section 2.1.1(c) or 2.1.1(d), equal to the original principal amount of such Term Loan less the aggregate amount of partial prepayments of such Term Loan made pursuant to Section 2.1.1(d) multiplied by the Final Payment Percentage.

“Final Payment Percentage” is five percent (5.00%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Share Pledge Documents” means with respect to any Foreign Subsidiary, a share pledge agreement under the Laws of such foreign country or the appropriate local jurisdiction within such foreign country as determined by such local counsel, minutes of board of directors and related documents, request to update the shareholders registry, updated shareholders registry, seal certificate and any other documents reasonably requested by Agent with respect to the pledge by Borrower to Agent of sixty-six percent (66%) of the issued and outstanding equity securities of such Foreign Subsidiary as required under Section 6.11 of this Agreement, as applicable and in each applicable case, pursuant to the Laws of the jurisdiction of such Foreign Subsidiary’s formation.

“Foreign Subsidiary” means a Subsidiary that is organized under the Laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Immaterial Subsidiaries” means, collectively, (i) one or more Foreign Subsidiaries of Borrower whose total annual revenues, determined as of the delivery from Borrower to Agent of its monthly financial statements pursuant to Section 6.2(a)(i) hereof, in the aggregate for all such Foreign Subsidiaries account for less than ten percent (10%) of the total annual revenues of Borrower and its Subsidiaries on a consolidated basis and (ii) Once Again Me.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, but excluding accounts payable in the Ordinary Course of Business not past due 120 days or more, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to a Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Japanese Share Pledge Documents” is a share pledge agreement under the Laws of Japan or the appropriate local jurisdiction within Japan as determined by local Japanese counsel, minutes of board of directors and related documents, request to update the shareholders registry, updated shareholders registry, seal certificate and any other documents reasonably requested by Agent with respect to the pledge by Borrower to Agent of the issued and outstanding Shares of Tria Japan pursuant to the Laws of the jurisdiction of Tria Japan’s formation.

“Key Person” means Borrower’s Chief Executive Officer, who is Kevin J. Appelbaum as of the Effective Date.

“Korean Share Pledge Documents” is a share pledge agreement under the Laws of South Korea or the appropriate local jurisdiction within South Korea as determined by local South Korean counsel, minutes of board of directors and related documents, request to update the shareholders registry, updated shareholders registry, seal certificate and any other documents reasonably requested by Agent with respect to the pledge by Borrower to Agent of the issued and outstanding Shares of Tria Korea pursuant to the Laws of the jurisdiction of Tria Korea’s formation.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on Schedule 1 hereto, and each assignee that becomes a party to this Agreement pursuant to Section 12.1(a).

“Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable external attorneys’ fees and out-of-pocket expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending, enforcing, exercising remedies with respect to and making protective advances with respect to any of the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, the Japanese Share Pledge Documents, the U.K. Share Pledge Documents, the Korean Share Pledge Documents, any other Foreign Share Pledge Documents, the SBIC Letter Agreement, any note, or notes, including, without limitation, the Secured Promissory Notes, guaranties, security agreements or other collateral documents executed by Borrower, any Guarantor or any Credit Party Subsidiary, and each other agreement, instrument, certificate, report and other document executed and delivered by Borrower, any Guarantor or any Credit Party Subsidiary in favor of Agent or any Lender in connection with this Agreement, together with all landlord waivers, licensor consent or waiver, subordination and intercreditor agreements or similar agreements executed and delivered by a third party in favor of Agent or any Lender in connection with this Agreement, the Credit Extensions and/or any security therefore, all as amended, restated, or otherwise modified.

“Major Investors” are those certain venture capital investors in Borrower entitled to enhanced disclosure from Borrower pursuant to the Borrower’s Amended and Restated Stockholders Agreement, as such agreement may be amended from time to time.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Subsidiary” means any Subsidiary of Borrower other than an Immaterial Subsidiary.

“Maturity Date” means July 1, 2015 for each Term Loan.

“Net Sales” means the net sales of Borrower and its Subsidiaries on a consolidated basis in the Ordinary Course of Business and in accordance with GAAP.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Lender Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, under this Agreement or the other Loan Documents to which Borrower is a party, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the performance of Borrower’s duties under the Loan Documents to which it is a party (other than the Warrants).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Once Again Me” means Once Again Me, Inc., a California corporation, which was acquired by Borrower pursuant to the Once Again Me Stock Purchase Agreement.

“Once Again Me Deposit Account” means Once Again Me’s Deposit Account, account number 80000379322, maintained with First Republic Bank which amount on deposit therein shall not exceed $500 at any time.

“Once Again Me Letter of Credit” means that certain Irrevocable Standby Letter of Credit (No. SVBSF007213) in an amount not to exceed $400,000, dated December 21, 2011, issued by SVB in favor of the Shareholder Representative (as defined in the Once Again Me Stock Purchase Agreement) of Once Again Me.

“Once Again Me Stock Purchase Agreement” means that certain Stock Purchase Agreement by and among Borrower, Once Again Me, each of the shareholders of Once Again Me party thereto and Robert E. Grove as the shareholders’ representative, dated December 22, 2011.

“Once Again Me Indebtedness” means certain amounts constituting deferred purchase price owed by Borrower under the Once Again Me Stock Purchase Agreement in amount not to exceed $500,000.

“Once Again Me Letter of Credit Collateral Account” means that certain cash collateral account, account number 3300786056, of Borrower maintained at SVB which (i) serves as cash collateral for the Once Again Me Letter of Credit (ii) amount on deposit therein shall not exceed the face amount of the Once Again Me Letter of Credit at any time and (iii) shall be closed upon the payment of the Once Again Me Indebtedness or return of the Once Again Me Letter of Credit to SVB, as applicable, and any amounts remaining therein shall be promptly transferred to a Collateral Account of Borrower that is subject to a Control Agreement.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party.

“Palomar Litigation” means Palomar Medical Technologies vs. TRIA Beauty, Inc., United States District Court for the District of Massachusetts (Case No. 09-cv-11081).

“Partial Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of accrued interest plus, if applicable, principal) owing to each Lender, with respect to each Term Loan made by such Lender due on the prepayment of a portion of a Term Loan pursuant to 2.1.1(d), equal to the amount of such Term Loan so prepaid multiplied by the Final Payment Percentage.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is defined in Section 2.3(f).

“Perfection Certificate” is defined in Section 5.1

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Agent and the Lenders under this Agreement and the other Loan Documents with respect to the Obligations;

(b) Subordinated Debt;

(c) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business and consistent with past practices;

(d) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(e) Indebtedness representing deferred compensation to employees not to exceed $100,000;

(f) other Indebtedness not otherwise permitted by Section 7.4 not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time;

(g) until paid, the Once Again Me Indebtedness; and

(h) Indebtedness in the form of intercompany loans that constitute Permitted Investments pursuant to clause (f) of the definition of Permitted Investments, and subject to the limitations set forth therein, made by Borrower to one of its Subsidiaries; provided, that, to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate other than Investments held in the Securities Account of Borrower, account number 19-sv816, maintained with SVB which is covered by clause (b) below of this definition;

(b) (i) Investments consisting of Cash Equivalents and (ii) any Investments permitted by Borrower’s investment policy, if developed, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of Deposit Accounts in which Agent has a perfected security interest;

(e) Investments by Borrower in Credit Party Subsidiaries;

(f) Investments by Borrower in Subsidiaries whose Shares (i) have not been pledged to Agent for its benefit and the benefit of the Lenders in accordance with this Agreement in an amount not to exceed, in any fiscal year, Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all such Investments and (ii) have been pledged to Agent for its benefit and the benefit of the Lenders in accordance with this Agreement in an amount not to exceed, in any fiscal year, (x) Two Million Dollars ($2,000,000) for any such Subsidiary and (y) Three Million Dollars in the aggregate for all such Investments, in all cases under either subclause (i) or (ii) to the extent that such Investments are made for reasonable business purposes and have been approved by Borrower’s Board of Directors;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business and consistent with past practices, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business and consistent with past practices; and

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business and consistent with past practices; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a) Liens arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business and consistent with past practices so long as such Liens attach only to the Inventory being held by such Person, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens on the Once Again Me Letter of Credit Collateral Account;

(f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business and consistent with past practices (other than Liens imposed by ERISA);

(g) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(h) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest therein;

(i) easements, reservations, rights of way, restrictions, minor defects or irregularities in title or similar changes or encumbrances affecting real property not constituting a Material Adverse Change;

(j) non-exclusive licenses of Intellectual Property granted to third parties in the Ordinary Course of Business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(k) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(l) banker’s liens and rights of setoff in favor of financial institutions incurred made in the Ordinary Course of Business and consistent with past practices arising in connection with Borrower’s Deposit Accounts or Securities Accounts held at such institutions to secure payment of fees and similar costs and expenses subject to Borrower’s compliance with Section 6.6(b) hereof.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” means with respect to a Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in an amount equal to:

(a) for a prepayment in respect of any Term Loan owing to such Lender made on or after the Effective Date through and including the date which is twelve (12) months after the Effective Date, three percent (3.0%) multiplied by, in the case of a prepayment of an entire Term Loan, the outstanding principal amount of such Term Loan and, in the case of a prepayment of a portion of a Term Loan, the amount of the outstanding principal of such Term Loan prepaid; and

(b) for a prepayment in respect of any Term Loan owing to such Lender made after the date which is twelve (12) months after the Effective Date and prior to the Maturity Date, two percent (2.0%) multiplied by, in the case of a prepayment of an entire Term Loan, the outstanding principal amount of such Term Loan and, in the case of a prepayment of a portion of a Term Loan, the amount of the outstanding principal of such Term Loan prepaid.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on Perfection Certificate (as updated from time to time in accordance this Agreement); provided, however, that if Borrower shall fail to comply with the obligations under this Agreement to give notice to Agent and update the Perfection prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition; and provided, further, that products manufactured by Borrower for unaffiliated third parties shall not be deemed “Products” hereunder.

“Pro Rata Share” means, as determined by Agent, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the amount of Term Loans held by such Lender by the aggregate amount of all outstanding Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means Lenders having (a) more than 75% of the Term Loan Commitments of all Lenders, or (b) if such Term Loan Commitments have expired or been terminated, more than 75% of the aggregate outstanding principal amount of the Term Loans; provided, however, that so long as a party that is a Lender hereunder on the Effective Date does not assign any portion of its Term Loan Commitment or Term Loan to any Person other than an Affiliate, the term “Required Lenders” shall include such Lender (and any Affiliate to which it assigns its interests). For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under

Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Agent’s right to sell any Collateral.

“Revenues” shall mean revenues, as calculated in accordance with generally acceptable accounting principles, using principles applied as applied as of the Effective Date.

“SBIC Letter Agreement” means that certain letter agreement dated as of the date hereof executed by Borrower in favor of Agent.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Promissory Note” has the meaning given it in Section 2.6.

“Secured Promissory Note Record” means a record maintained by each Lender with respect to the outstanding Obligations and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” means (i) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary; provided, that, solely with respect to Foreign Subsidiaries, “Shares” shall be limited to sixty-six percent (66%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Foreign Subsidiary if the pledge of 100% of such issued and outstanding capital stock, membership units or other securities would cause a material increase in the Borrower’s federal income tax liability.

“Subordinated Debt” means indebtedness (i) incurred by Borrower on terms and conditions, in amounts, with lenders and pursuant to documentation acceptable to Agent and the Required Lenders and (ii) subordinated to all of Borrower’s now or hereafter Indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Required Lenders entered into between Agent, Borrower and the other creditor), on terms and conditions acceptable to Agent and the Required Lenders.

“Subsidiary” is, (a) as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, (b) as to any Person, the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person or one or more Affiliates of such Person or (c) as to any Person , more than 50.0% of the voting stock or other equity interests (in the case or Persons other than corporations) is owned or controlled, directly or indirectly through one or more intermediaries, or both, by such Person or one or more Affiliates of such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“SVB” means Silicon Valley Bank, a California corporation.

“Term Loan” is defined in Section 2.1.1(a)(ii) hereof.

“Term Loan Advances” means collectively the Term A Loan Advance and the Term B Loan Advance.

“Term A Loan” is defined in Section 2.1.1(a)(i) hereof.

“Term A Loan Advance” means the amounts advanced to Borrower by the Lenders on the Funding Date of the Term A Loan.

“Term B Loan” is defined in Section 2.1.1(a)(ii) hereof.

“Term B Loan Advance” means the amounts advanced to Borrower by the Lenders on the Funding Date of the Term B Loan.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Treasury Note Maturity” is thirty six (36) months.

“Tria” is defined in the preamble hereof.

“Tria Japan” is Tria Beauty Japan K.K., a wholly owned Subsidiary of Borrower organized under the Laws of Japan.

“Tria Korea” is Tria Beauty Korea Limited, a wholly owned Subsidiary of Borrower organized under the Laws of Korea.

“Tria U.K.” is Tria Beauty UK Ltd., a wholly owned Subsidiary of Borrower organized under the Laws of the United Kingdom.

“U.K. Share Pledge Documents” is a share pledge agreement under the Laws of the United Kingdom or the appropriate local jurisdiction within the United Kingdom as determined by local English counsel, minutes of board of directors and related documents, request to update the shareholders registry, updated shareholders registry, seal certificate and any other documents reasonably requested by Agent with respect to the pledge by Borrower to Agent of the issued and outstanding Shares of Tria U.K. pursuant to the Laws of the jurisdiction of Tria U.K.’s formation.

“Warrants” are (i) the Effective Date Warrants and (ii) any Warrants executed by Borrower in favor of the applicable Lender after the Effective Date in connection with the making of the Term B Loan.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

TRIA BEAUTY, INC.

By	/s/ Kevin J. Appelbaum
Name:	Kevin J. Appelbaum
Title:	President and Chief Executive Officer

LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL SBIC, LP, as Agent for the Lenders

By:	MidCap Financial SBIC GP, LLC

By:	/s/ Josh Groman
Name:	Josh Groman
Title:	Managing Director	Authorized Signatory

LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDERS:

MIDCAP FINANCIAL SBIC, LP, as a Lender

By:	MidCap Financial SBIC GP, LLC

By:	/s/ Josh Groman
Name:	Josh Groman
Title:	Managing Director	Authorized Signatory

Address for notices:

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

E-Mail: lviera@midcapfinancial.com

LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

SILICON VALLEY BANK, as a Lender

By	/s/ Benjermin Colombo
Name:	Benjermin Colombo
Title:	SR Manager

Address for notices:

555 Mission Street, Suite 900

San Francisco, CA 94105

Attention: Benjermin Colombo

Fax: (415) 615-0076

E-mail: bcolombo@svb.com

LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Its Duly Authorized Signatory

Address for notices:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: Senior Vice President of Risk – Life Science Finance

Phone: (301) 961-1640

Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral Description
Exhibit B	Loan Payment / Advance Request Form
Exhibit C	Compliance Certificate
Exhibit D	Secured Promissory Note
Exhibit E	Form of Warrant

SCHEDULES

Schedule 1	Lenders and Commitments

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Term A Loan Commitment	Term B Loan Commitment	Total Term Loan Commitment	Total Term Loan Commitment Percentage
MidCap Financial SBIC, LP	$7,777,778	$2,722,222	$10,500,000	38.8888%
Silicon Valley Bank	$6,666,667	$2,333,333	$9,000,000	33.3333%
General Electric Capital Corporation	$5,555,555	$1,944,445	$7,500,000	27.7777%

TOTAL	$20,000,000	$7,000,000	$27,000,000	100%

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all assets of Borrower, now owned or hereafter acquired and regardless of location, including all of Borrower’s right, title and interest in and to the following personal property:

(a) all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (as more specifically identified on Schedule A-1 attached to this Exhibit), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, Deposit Accounts, investment accounts, Commodity Accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property of any Loan Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable Law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Loan Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Loan Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Loan Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Loan Party).

Agent and Lenders further acknowledge that the Collateral shall not include more than 66% of the voting securities of any Subsidiary that is not organized under the Laws of the United States or any of its states if such pledge would cause a material increase in the Borrower’s federal income tax liability.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

SCHEDULE A-1

COMMERCIAL TORT CLAIMS

1. A lawsuit, TRIA Beauty, Inc. v. Radiancy, Inc., Case No. 10-cv-05030, filed by Borrower in November 2010 in the United States District Court for the Northern District of California against Radiancy, Inc., maker of the no!no! Hair hair-removal device, asserting that Radiancy has engaged in false advertising, trademark infringement and unfair competition, and seeking money damages and injunctive relief; the complaint was amended by Borrower in June 2011 to add a claim regarding Radiancy’s advertising for its no!no! Skin acne-treatment product.

2. A lawsuit, TRIA Beauty, Inc. v. Oregon Aesthetic Technologies, Inc., Case No. 10-cv-05053, filed by Borrower on November 8, 2010 in the United States District Court for the Northern District of California against Oregon Aesthetic Technologies (“OAT”), asserting that OAT engaged in unfair competition and false advertising and seeking money damages and injunctive relief. On March 10, 2011, the suit was stayed in favor of the suit filed by OAT against Borrower, Oregon Aesthetic Technologies, Inc. v. TRIA Beauty, Inc., Case No. 10-cv-1362, in United States District Court for the District of Oregon. In the Oregon suit, Borrower filed an Answer and Counterclaim on March 3, 2011, alleging that OAT engaged in unfair competition and false advertising, and seeking money damages and injunctive relief. On December 12, 2011, the California court entered an order transferring the California case to the District of Oregon. On January 3, 2012, Borrower filed an unopposed motion to consolidate the California and Oregon cases.

EXHIBIT B – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 2:00PM EASTERN TIME*

Fax To:	Date:

LOAN PAYMENT:
TRIA BEAUTY, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $		and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:		Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is 2:00pm, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

*	Unless otherwise provided for an Advance bearing interest at LIBOR.

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EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	MIDCAP FINANCIAL SBIC, LP, as Agent	Date:
FROM:	TRIA BEAUTY, INC.

The undersigned authorized officer of TRIA BEAUTY, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Agent and the Lenders (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below; (2) there are no Events of Default; (3) neither Borrower nor any Subsidiary of Borrower owns or carries any margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors), and (4) all representations and warranties in the Agreement and the other Loan Documents including the Perfection Certificate as updated from time to time as permitted by the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly/Quarterly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
Board Projections	By earlier or January 31 or within 7 days after Board of Directors’ approval	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:

Minimum Net Sales	$	$	Yes No

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The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TRIA BEAUTY, INC.	AGENT USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status:	Yes No

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EXHIBIT D

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$ ,000,000.00	January 25, 2012

FOR VALUE RECEIVED, TRIA BEAUTY, INC., a Delaware corporation ( “Borrower”) hereby promises to pay to                                     , or its registered assigns (“Lender”), with an address of                                         , or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of          Million and No/100 Dollars ($        ,000,000.00), or such other principal amount as Lender has advanced to Borrower pursuant to the Loan Agreement (as hereinafter defined), together with interest (including interest at the Default Rate, if applicable) in accordance with the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed until the principal balance is paid in full.

This Promissory Note is executed and delivered in connection with that certain Loan and Security Agreement of even date herewith by and among Borrower, MidCap Financial SBIC, LP, as agent for Lenders, and Lender, and the other lenders named therein from time to time (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Promissory Note may be accelerated and declared immediately due and payable as provided for in the Loan Agreement. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of Borrower to pay all principal and interest and premium, if any, under this Promissory Note as otherwise provided herein.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the Uniform Commercial Code as in effect in the State of California or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction. Without limiting the generality of the preceding paragraph, the provisions of Section 11 of the Loan Agreement regarding jurisdiction, venue and jury trial waiver are incorporated herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Promissory Note to be executed under seal

TRIA BEAUTY, INC.

By:	(SEAL)
Name:
Title:

[Signature Page to Secured Promissory Note]

EXHIBIT E

FORM OF WARRANT

[See Exhibit 4.4 to the Registration Statement]

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